EXHIBIT 99.2

AIRCASTLE LIMITED

OFFER TO EXCHANGE

$500 MILLION AGGREGATE PRINCIPAL AMOUNT OF 6.75% SENIOR NOTES DUE 2017

(CUSIP NOS. GO129K AC8 and 00928Q AD3)

FOR

$500 MILLION AGGREGATE PRINCIPAL AMOUNT OF 6.75% SENIOR NOTES DUE 2017

(CUSIP NO. 00928Q AF8)

THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,

PURSUANT TO THE PROSPECTUS

DATED                     , 2012

AND

OFFER TO EXCHANGE

$300 MILLION AGGREGATE PRINCIPAL AMOUNT OF 7.625% SENIOR NOTES DUE 2020

(CUSIP NOS. GO129K AD6 and 00928Q AE1)

FOR

$300 MILLION AGGREGATE PRINCIPAL AMOUNT OF 7.625% SENIOR NOTES DUE 2020

(CUSIP NO. 00928Q AG6)

THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,

PURSUANT TO THE PROSPECTUS

DATED                     , 2012

                    , 2012

To our Clients:

Enclosed for your consideration is a prospectus, dated                     , 2012 (the “Prospectus”), and the letter of transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) of Aircastle Limited (“Aircastle”) to exchange an aggregate principal amount of up to $500 million of its 6.75% Senior Notes due 2017 (the “2017 New Notes”) and an aggregate principal amount of up to $300 million of its 7.625% Senior Notes due 2020 (the “2020 New Notes” and together with the 2017 New Notes, the “New Notes”) which, in each case, have been registered under the Securities Act of 1933, as amended, for a like principal amount at maturity of Aircastle’s issued and outstanding 6.75% Senior Notes due 2017 (the “2017 Old Notes”) and 7.625% Senior Notes due 2020 (the “2020 Old Notes” and together with the 2017 Old Notes, the “Old Notes”), respectively. The Exchange Offer is being made in order to satisfy certain obligations of Aircastle contained in the Registration Rights Agreement, dated April 4, 2012, by and among Aircastle and Goldman, Sachs & Co., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as the initial purchasers referred to therein. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

This material is being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 9:00 a.m., New York City time, on                     , 2012 unless extended by Aircastle. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn (in accordance with the procedures set forth in the prospectus) at any time before the Expiration Date.

Your attention is directed to the following:

1.	The Exchange Offer is for any and all Old Notes.

2.	The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned “The Exchange Offer—Conditions to the Exchange Offer.”

3.	Any transfer taxes incident to the transfer of Old Notes from the holder to Aircastle will be paid by Aircastle, except as otherwise provided in the Prospectus and the instructions to the Letter of Transmittal.

4.	The Exchange Offer expires at 9:00 a.m., New York City time, on , 2012 unless extended by Aircastle.

If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Aircastle with respect to the Old Notes.

This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer all right, title and interest in the Old Notes and to acquire the New Notes, issuable upon the exchange of such Old Notes, and that, when such validly tendered Old Notes are accepted by the Issuers for exchange, the Issuers will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.

By completing, executing and delivering these Instructions, the undersigned hereby (i) makes the acknowledgments, representations and warranties referred to above, (ii) instructs you to tender the Old Notes held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and Letter of Transmittal and (iii) expressly agrees to be bound by the Letter of Transmittal and that such Letter of Transmittal may be enforced against the undersigned.

Please tender the Old 2017 Notes held by you for my account as indicated below:

6.75% SENIOR NOTES DUE 2017
Certificate Numbers*	Principal Amount**	Old 2017 Notes are to be Tendered (“Yes” or “No”)***

*       Need not be completed if Old 2017 Notes are being tendered by book-entry transfer.

**     Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Old 2017 Notes represented by the Old 2017 Notes indicated in column 2. See Instruction 2 of the Letter of Transmittal. Old 2017 Notes tendered hereby must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000. See Instruction 1 of the Letter of Transmittal.

***  Unless otherwise indicate, “yes” will be assumed.

☐	Please do not tender any Old 2017 Notes held by you for my account.

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

My Account Number With You:

Dated:                     , 2012

(Must be signed by the registered holder(s) of the Old 2017 Notes, or if signed by a person other than the registered holder(s) of any certificate(s), such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case, signed exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, and such certificate(s) must be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title next to his or her name above and, unless waived by the Issuers, submit proper evidence satisfactory to the Issuers of such person’s authority to so act. See Instruction 3 to the Letter of Transmittal.)

Please tender the Old 2020 Notes held by you for my account as indicated below:

7.625% Senior Notes Due 2020
Certificate Numbers*	Principal Amount**	Old 2020 Notes are to be Tendered (“Yes” or “No”)***

*       Need not be completed if Old 2020 Notes are being tendered by book-entry transfer.

**     Unless otherwise indicated in this column, a holder will be deemed to have tendered ALL of the Old 2020 Notes represented by the Old 2020 Notes indicated in column 2. See Instruction 2 of the Letter of Transmittal. Old 2020 Notes tendered hereby must be in denominations of principal amount of $2,000 and integral multiples of $1,000 in excess of $2,000. See Instruction 1 of the Letter of Transmittal.

***  Unless otherwise indicate, “yes” will be assumed.

☐	Please do not tender any Old 2020 Notes held by you for my account.

Signature(s):

Print Name(s) here:

Print Address(es):

Area Code and Telephone Number(s):

Tax Identification or Social Security Number(s):

My Account Number With You:

Dated:                     , 2012

(Must be signed by the registered holder(s) of the Old 2017 Notes, or if signed by a person other than the registered holder(s) of any certificate(s), such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either case, signed exactly as its (their) name(s) appear(s) on certificate(s) or on a security position listing, and such certificate(s) must be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title next to his or her name above and, unless waived by the Issuers, submit proper evidence satisfactory to the Issuers of such person’s authority to so act. See Instruction 3 to the Letter of Transmittal.)

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all Old Notes held by us for your account.

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